UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Bionx Implants, Inc.
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             (Exact name of registrant as specified in its charter)


                               Delaware 22-3458598
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  (State of incorporation or organization) (I.R.S. Employer Identification No.)


             279B Great Valley Parkway, Malvern, Pennsylvania 19355
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               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of each exchange on which
     to be so registered                          each class is to be registered


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         If this Form relates to the  registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0019 per share
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                                (Title of class)



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                                (Title of class)








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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Common Stock, par value $.0019 per share (the "Common Stock"), of Bionx Implants, Inc. (the "Company") set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1, File No. 333-22359 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference. In addition, the description of the Common Stock set forth under the caption "Description of Capital Stock" in any amendment to the Registration Statement filed with the Commission by the Company or in any prospectus relating to the Registration Statement filed with the Commission by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.


Item 2.  Exhibits.

          3.1 Restated Certificate of Incorporation of the Registrant as currently in effect.*

          3.2 Form of Restated Certificate of Incorporation to be filed after the closing of the offering made under the Registration Statement.*

          3.3  By-laws of the Registrant.*

          4.1  Form of stock certificate evidencing ownership of Common Stock.*


* Incorporated by reference to the identically numbered Exhibit to the Company's Registration Statement on Form S-1, File No. 333-22359.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      Registrant:  BIONX IMPLANTS, INC.
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                                      Date:  April 18, 1997

                                      By: /s/ David W. Anderson
                                          ______________________________________
                                          David W. Anderson
                                          President and Chief Executive Officer